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                                                                    EXHIBIT 10.9

                                  BRAD BILLIK
                               10394 ALMAYO AVE.
                             LOS ANGELES, CA 90064

April 13, 1998

Morris Lerner
Corporate Secretary
Environmental Products & Technologies Corporation.
5380 Sterling Center Drive.
Westlake Village, CA 91361

Dear Mr. Lerner:

I hereby accept EPTC's offer, dated April 7, 1998 to encourage me to exercise my warrants early. I agree to cancel 5,000 warrants in lieu of payment of the exercise price ($10,000). My acceptance of the offer is based on our agreement that the 95,000 shares to be issued to me will be registered as part of the 1st registration statement to be filed by EPTC.

Thank you for your attention to this matter,


/s/ BRAD BILLIK
-------------------------
    Brad Billik